EXHIBIT 23a (16)
                    FORM OF AMENDMENT TO DECLARATION OF TRUST

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                               EXHIBIT 99.23a (16)


                          THE PHOENIX EDGE SERIES FUND

                    FORM OF AMENDMENT TO DECLARATION OF TRUST

         The undersigned, individually as Trustee of The Phoenix Edge Series Fund (the "Trust"), a Massachusetts business trust organized under a Declaration of Trust dated February 18, 1986, as amended from time to time (the "Declaration") and as attorney-in-fact for each of the other Trustees of the Trust pursuant to those certain Delegations and Powers of Attorney dated February 20 and 22, 2001, executed by the Trustees, copies of which are attached hereto, do hereby certify that at a duly held meeting of the Board of Trustees of the Trust held on August 28, 2001, at which a quorum was present, the Board of Trustees acting pursuant to Article VII, Section 7.3 of said Declaration for the purpose of establishing and designating five new Series of Shares denominated the "Phoenix-AIM Mid-Cap Equity Series", "Phoenix-Alliance/Bernstein Growth + Value Series", "Phoenix-MFS Value Series", "Phoenix-MFS Investors Trust Series", and "Phoenix-MFS Investors Growth Stock Series", unanimously voted to amend said Declaration, effective August ___, 2001 by deleting the first paragraph of Section 4.2 of Article IV thereof and by inserting in lieu of such paragraph the following paragraph:

         "Without limiting the authority of the Trustees set forth in Section
         4.1 to establish and designate any further Series, the following thirty Series are hereby established and designated: "Phoenix-Oakhurst Balanced Series", "Phoenix-Goodwin Multi-Sector Fixed Income Series", "Phoenix-Goodwin Money Market Series", "Phoenix-Oakhurst Strategic Allocation Series", "Phoenix-Engemann Capital Growth Series", "Phoenix-Aberdeen International Series", "Phoenix-Duff & Phelps Real Estate Securities Series", "Phoenix-Seneca Strategic Theme Series", "Phoenix-Aberdeen New Asia Series", "Phoenix-J.P. Morgan Research Enhanced Index Series", "Phoenix-Engemann Nifty Fifty Series", "Phoenix-Sanford Bernstein Mid-Cap Value Series", "Phoenix-Seneca Mid-Cap Growth Series", "Phoenix-Hollister Value Equity Series", "Phoenix-Oakhurst Growth and Income Series", "Phoenix-Deutsche Dow 30 Series", "Phoenix-Federated U.S. Government Bond Series", "Phoenix-Janus Equity Income Series", "Phoenix-Janus Flexible Income Series", "Phoenix-Janus Growth Series", "Phoenix-Morgan Stanley Focus Equity Series", "Phoenix-Deutsche Nasdaq-100 Index Series", "Phoenix-Engemann Small & Mid-Cap Growth Series", "Phoenix-Sanford Bernstein Small Cap Value Series", "Phoenix-Sanford Bernstein Global Value Series", "Phoenix-AIM Mid-Cap Equity Series", "Phoenix-Alliance/Bernstein Growth + Value Series", "Phoenix-MFS Value Series", "Phoenix-MFS Investors Trust Series", and "Phoenix-MFS Investors Growth Stock Series".

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of August, 2001.



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                 Simon Y. Tan, individually and as attorney-in-fact for Frank
                 M. Ellmer, John A. Fabian, Roger A. Gelfenbien, Eunice S. Groark, Frank E. Grzelecki, John R. Mallin, Timothy P. Shriver, and Dona D. Young